               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  UNION CAMP CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [LOGO]

                                 March 16, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders at 11:00 A.M. on Tuesday, April 28, 1998 at Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey.

     In addition to the matters set forth in the attached proxy statement, we will report on the activities of Union Camp during 1997. You will have an opportunity to ask questions.

     I look forward to seeing you at the meeting. Your vote is important to us. Please sign and return the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors and employees, thank you for your continued support of Union Camp Corporation.

                                           Sincerely,

                                           W. CRAIG MCCLELLAND

                                           W. CRAIG MCCLELLAND
                                           Chairman of the Board
                                           and Chief Executive Officer

                                     [LOGO]

                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

                            ------------------------

     The Annual Meeting of Stockholders of Union Camp Corporation will be held at Union Camp Corporate Headquarters, 1600 Valley Road, Wayne, New Jersey on Tuesday, April 28, 1998, at 11:00 A.M., to consider and act upon the following:

          (1) The re-election of four directors, each to serve a three-year term;

          (2) The ratification of the appointment of Price Waterhouse LLP as independent accountants for 1998;

          (3) The approval of the Deferred Stock Unit Plan for Outside
              Directors;

          (4) The approval of the Outside Directors' Stock Option Plan;

          (5) The stockholder proposal set forth in the Proxy Statement, if properly presented at the meeting; and

          (6) Such other matters as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 4, 1998 are entitled to notice of, and to vote at, the meeting.

     Your attention is directed to the accompanying proxy statement.

                                          DIRK R. SOUTENDIJK
                                          Secretary

Wayne, New Jersey
March 16, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON AT THE MEETING IF YOU WISH TO DO SO.

                             UNION CAMP CORPORATION
                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

Questions and Answers......................................................................................     2

Proposals to be Voted Upon.................................................................................     4

     Re-election of Directors..............................................................................     4

     Ratification of Independent Accountants...............................................................     4

     Deferred Stock Unit Plan for Outside Directors........................................................     4

     Outside Directors' Stock Option Plan..................................................................     6

     Stockholder Proposal..................................................................................     7

     Other Matters.........................................................................................     9

The Board of Directors.....................................................................................     9

     Board Committees......................................................................................    12

     Board Compensation....................................................................................    13

Executive Compensation.....................................................................................    15

     Summary Compensation Table............................................................................    15

     1997 Option Grants Table..............................................................................    16

     Option Exercises and Year-End Value Table.............................................................    17

     Pension Plan Table....................................................................................    18

     Report of the Compensation Committee on Executive Compensation........................................    19

Stock Performance Graph and Chart..........................................................................    23

Stock Ownership Tables.....................................................................................    24

     Management............................................................................................    24

     Other Beneficial Ownership............................................................................    25

Section 16(a) Beneficial Ownership Reporting Compliance....................................................    25

                             QUESTIONS AND ANSWERS
                            ABOUT THE ANNUAL MEETING

Q:    WHAT AM I VOTING ON?

A:    Re-election of four directors (Jerry H. Ballengee, Ann D. McLaughlin, George J. Sella, Jr. and Ted D.
       Simmons) for three year terms;

      Ratification of Price Waterhouse LLP as Union Camp's independent accountants;

      Approval of the Deferred Stock Unit Plan for Outside Directors;

      Approval of the Outside Directors' Stock Option Plan; and

      If properly presented to the meeting, a stockholder proposal to endorse the CERES Principles.

Q:    WHO IS SOLICITING MY VOTE?

A:    The proxy accompanying this proxy statement is being solicited by Union Camp's Board of Directors (the
      'Board'). In addition to soliciting your proxy by the use of mailed materials, certain directors, officers and regular employees of the Company may solicit the return of proxies in person or by telephone and other means of telecommunication.

Q:    WHY DOES THE COMPANY RECOMMEND ADOPTION OF TWO NEW STOCK BASED PLANS FOR OUTSIDE DIRECTORS?

A:    These plans replace a retirement plan for outside directors which the Company has terminated. The new plans will better align the interests of directors with those of stockholders.

Q:    WHO IS ENTITLED TO VOTE?

A:    Stockholders as of the close of business on March 4, 1998 (the Record Date) are entitled to vote at the
      Annual Meeting. Each share of common stock is entitled to one vote on each matter voted on at the Meeting.

Q:    HOW DO I VOTE?

A:    Sign and date each proxy card you receive and return it in the prepaid envelope which accompanied it. If you return your signed proxy card, but do not indicate your voting preferences, your shares will be voted FOR
      Proposals 1 through 4 and AGAINST the stockholder proposal. You have the right to revoke your proxy any time before the Meeting by notifying Union Camp's Corporate Secretary, voting in person or returning a later-dated proxy.

Q:    WHO WILL COUNT THE VOTE?

A:    Representatives of The Bank of New York (the Company's registrar and transfer agent) will tabulate the votes and act as inspector of election.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A:    It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If you wish to consolidate multiple accounts registered at The Bank of New York, please call 1-800-524-4458.

Q:    WHAT IS A QUORUM?

A:    As of the Record Date, 69,244,048 shares of Union Camp's common stock were issued and outstanding. A majority of these outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is required to transact business at the Annual Meeting. If you submit a properly executed proxy card, your shares will count toward the quorum.

Q:    WHEN ARE STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING DUE?

A:    In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by November 16, 1998 to Dirk R. Soutendijk, Esq., Corporate Secretary, Union Camp
      Corporation, 1600 Valley Road, Wayne, NJ 07470.

Q:    HOW DOES A STOCKHOLDER PROPOSE THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING?

A:    Union Camp's bylaws provide that a stockholder who wishes to raise a matter for action at the Annual Meeting, including nominating any person for election as a director, must give Union Camp's Corporate Secretary written notice of his intent containing the information specified in the bylaw at least 60 days in advance of the anniversary date of the previous Annual Meeting of Stockholders. A copy of this bylaw provision may be obtained by writing Union Camp's Corporate Secretary.

Q:    HOW DOES A STOCKHOLDER NOMINATE SOMEONE FOR CONSIDERATION AS A DIRECTOR OF UNION CAMP?

A:    A stockholder may recommend a person to be considered as a nominee for director by writing to the Corporate
      Secretary. Recommendations must be accompanied by a description of the individual's qualifications, other relevant biographical information and his consent to serve if elected.

Q:    HOW MUCH DID THIS PROXY SOLICITATION COST?

A:    D.F. King & Co., Inc. was retained to help with the distribution of proxy materials and solicitation of votes for $10,500, plus out-of-pocket expenses.

      Union Camp reimburses brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation material to the owners of common stock.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1 -- RE-ELECTION OF DIRECTORS

     Nominees for re-election to a three year term are Jerry H. Ballengee, Ann
D. McLaughlin, George J. Sella, Jr. and Ted D. Simmons. (See page 9 for more information.)

     If a nominee is unable to stand for re-election, the Board may provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee.

     Your Board recommends a vote FOR these nominees.

     The nominees will be elected if they receive a plurality of the votes cast. An abstention and a vote withheld count for purposes of establishing a quorum, but is not a vote cast.

PROPOSAL 2 -- RATIFICATION OF PRICE WATERHOUSE LLP AS INDEPENDENT
              ACCOUNTANTS

     Price Waterhouse LLP ('PW') was appointed by the Board of Directors, subject to ratification by the stockholders, to examine the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1998 and the related consolidated statements of income and cash flows for the year 1998, and for such other purposes incidental thereto as may be required. PW has been the Company's independent accountants since 1977.

     A representative of PW will be present at the meeting to respond to appropriate questions and make a statement at the meeting if he wishes.

     The Board recommends that you vote FOR this proposal. The accompanying proxy will be voted FOR the proposal unless you make a contrary specification. This proposal will be adopted if more votes are cast in favor of it than are cast against it.

PROPOSAL 3 -- APPROVAL OF THE DEFERRED STOCK UNIT PLAN FOR OUTSIDE
              DIRECTORS

INTRODUCTION

     During 1997 the Board of Directors terminated the Retirement Plan for Outside Directors (the 'Retirement Plan') as of December 31, 1997. The Board adopted the Deferred Stock Unit Plan for Outside Directors (the 'DSU Plan'), subject to stockholders' approval, to provide a vehicle for non-employee directors who so elect, to convert the present value of their accrued benefits under the terminated Retirement Plan to units whose underlying value is based on the value of Union Camp common stock. Under the DSU Plan, deferred stock units credited to a participant's account will be converted to an equivalent number of shares of Company common stock and distributed to the participant after his service on the Board ends.

     The material features of the DSU Plan are summarized below. The DSU Plan is attached to this proxy statement as Exhibit A. If the Plan and the summary differ in any respect, the terms of the Plan shall govern.

SUMMARY OF MATERIAL FEATURES OF THE DSU PLAN

     All current non-employee directors are eligible to participate in the DSU Plan by electing to allocate all or part of the present value of their accrued Retirement Plan benefit determined as of December 31, 1997 to the DSU Plan. Seven non-employee directors have made such an election and the initial credit to their deferred stock unit accounts is as follows:

                 DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

NON-EMPLOYEE                                                    DOLLAR          NUMBER OF
DIRECTOR GROUP                                                 VALUE($)    DEFERRED STOCK UNITS
------------------------------------------------------------   --------    --------------------

Seven Directors.............................................   $742,548           13,356

     As provided in the DSU Plan, the number of deferred stock units shown above was determined by dividing the present value of the participants' accrued Retirement Plan benefit by $55.5844 which is the average of the fair market value of a share of Union Camp common stock on the last 30 trading days of 1997.

     Beginning with the common stock dividend payable March 13, 1998, each participant's deferred stock unit account will be credited with additional units when dividends on Union Camp common stock are paid. The hypothetical cash dividend for each deferred stock unit shall be the amount of the cash dividend paid with respect to a share of Company common stock. The total hypothetical stock dividends credited on the deferred stock units in an account shall be converted to additional deferred stock units by dividing the hypothetical cash dividends by the fair market value of a share of Company common stock on the dividend payment date.

     When a participant ceases to be a member of the Board, he will be entitled to receive payment of his deferred stock unit account. The Company will effect payment by distributing to the participant shares of Company common stock equal to the number of deferred stock units in his account. Such distribution will be either in a lump sum or in five or ten annual installments, as elected by the participant.

     The number of shares of Company common stock reserved for issuance under the DSU Plan is 25,000 shares, subject to adjustment in the event of an occurrence listed in the next paragraph. Shares of common stock distributed under the DSU Plan shall be authorized, but unissued and any reserved shares not required by the Plan shall return to the status of authorized, but unissued stock when the Plan ends. The number of shares reserved is an estimate based upon the initial credit of 13,356 stock units and an estimate of the additional units which will be credited by the addition of hypothetical cash dividends until each participant's account has been paid in full.

     Subject to certain limitations, the DSU Plan provides for adjusting the number of stock units credited to participants' accounts in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

     In the event of a 'Change in Control' of the Company, the Board may decide that all stock units credited under the DSU Plan shall pertain to the number of hypothetical securities of the resulting corporation to which a holder of the same number of shares of Company common stock would be entitled. In the absence of such a decision, the DSU Plan will terminate and the participants' accounts will be paid in cash, the amount being determined by multiplying the fair market value of a share of the Company's common stock on the date of the Change in Control by the number of stock units in the account.

     To the extent possible the DSU Plan shall be self-administering, but to the extent that is not possible, it will be administered by the Board. The DSU Plan will end when all stock units have been distributed unless the Board terminates it earlier. The Board may also make changes in the Plan.

     If the DSU Plan is not approved, the Board shall determine an alternate vehicle for the investment of the dollar value of the present value of the participants' accrued Retirement Plan benefit.

     The Board recommends that you vote FOR this proposal. The accompanying proxy will be voted FOR the proposal unless you make a contrary specification. This proposal will be adopted if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

PROPOSAL 4 -- APPROVAL OF THE UNION CAMP CORPORATION OUTSIDE
              DIRECTORS' STOCK OPTION PLAN

INTRODUCTION

     With the elimination of the Retirement Plan for Outside Directors, the Company's independent compensation consultants recommended that, beginning in 1998, outside directors receive annual stock option grants as part of a competitive median level, total compensation program. The Board adopted the Union Camp Corporation Directors' Stock Option Plan (the 'Directors' Plan'), subject to stockholder approval.

     The Directors' Plan will further strengthen directors' alignment with stockholders and encourage the acquisition of a proprietary interest in the future of the Company through the ownership of Company common stock. It is also expected that the Directors' Plan will encourage highly qualified persons to serve as directors of the Company.

     The principal features of the Directors' Plan are summarized below. The Directors' Plan is attached to this proxy statement as Exhibit B. If the Directors' Plan and the summary differ in any respect, the terms of the Directors' Plan shall govern.

SUMMARY OF MATERIAL FEATURES OF THE DIRECTORS' PLAN

     The Directors' Plan will be administered and interpreted by the Board of Directors including determining when and to whom options will be granted and the number of shares to be included in each grant. Directors who are not employees of the Company are eligible to be granted options under the Directors' Plan. There are currently nine such directors. The total number of shares that may be issued pursuant to options granted under the Directors' Plan is 350,000 shares of Company common stock subject to adjustment upon the occurrence of certain events summarized below. The Plan will continue until the earlier of termination by the Board (in which case outstanding options shall remain outstanding for the term of their grant) or the date when all shares covered by the Directors' Plan are purchased or all options have expired.

     The option price per share shall be as determined by the Board, although it may not be less than 100% of the fair market value of a share of Company common stock on the date the option is granted. The option term shall be set by the Board, but it may not exceed 10 years. Options are immediately exercisable through the payment of cash and/or shares of Company common stock previously owned by the optionee.

     It is anticipated that during 1998 the Board will grant each of the Company's non-employee directors an option to purchase 1,200 shares of Union Camp common stock. The market value of a share of such stock was $59.00 on March 3, 1998.

     Options are not transferable by the optionee other than by will or the laws of descent and distribution except the Board may, in its discretion, permit transfer to the optionee's immediate family or a trust or similar vehicle established solely for the benefit of such family members.

     Subject to certain limitations, the Directors' Plan provides for adjusting the shares of Company common stock subject to outstanding options, or the numbers or option prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

     The Board of Directors may amend or discontinue the Directors' Plan, but no amendment may, without stockholder approval, increase the number of shares for which options may be granted or decrease the option price of an option to less than 100% of the fair market value of a share of Company common stock on the date of the option grant.

FEDERAL INCOME TAX CONSEQUENCES

     Under the U.S. Internal Revenue Code, the grant of options does not result in taxable income to the optionees or a tax deduction to the Company. The exercise of an option generally results in ordinary taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares on the date of exercise, and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

     The Board recommends that you vote FOR this proposal. The accompanying proxy will be voted FOR the proposal unless you make a contrary specification. The Directors' Plan will be approved if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

PROPOSAL 5 -- STOCKHOLDER PROPOSAL

     A stockholder has informed the Company that it intends to present the proposal set forth below at the Annual Meeting. The name and address of the stockholder and two co-sponsors and the number of shares of Common Stock they hold will be furnished, promptly upon receipt of a request made orally or in writing to Dirk R. Soutendijk, Secretary of the Company.

     Your Board of Directors has carefully reviewed this proposal and recommends a vote AGAINST it.

STOCKHOLDER RESOLUTION REGARDING ENDORSEMENT OF THE CERES PRINCIPLES FOR PUBLIC ENVIRONMENTAL ACCOUNTABILITY

WHEREAS WE BELIEVE: Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

     Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize the risk of environmental liability.

WHEREAS: The Coalition for Environmentally Responsible Economies
(CERES) -- which includes shareholders of this Company; public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank America, Baxter International, Bethlehem Steel, General Motors, H.B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid and Sun [Sunoco], have endorsed these principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune-500 endorsers say that benefits of working with CERES are public credibility, direct access to major environmental and shareholder organizations, leadership in designing the rapidly advancing standardization of environmental disclosure, and measurable value-added for the company's environmental initiatives;

A company endorsing the CERES Principles commits to work toward:

1. Protection of the biosphere             4. Energy conservation               7. Environmental restoration
2. Sustainable natural resource use        5. Risk reduction                    8. Informing the public
3. Waste reduction and disposal            6. Safe products/services            9. Management commitment
                                                                               10. Audits and reports

[Materials on the CERES Principles and CERES Report Form are obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617-451-0927, fax:
617-482-2028].

CERES is distinguished from other initiatives for corporate environmental responsibility by being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

SUPPORTING STATEMENT

     Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. Furthermore, the number of public pension funds and foundations supporting this resolution increases every year. We believe the CERES Principles exceed the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and that they also exceed the requirements for ISO 14000.

     Your vote FOR this resolution will encourage both scrutiny of our Company's environmental policies and reports and adherence to goals supported by management and stakeholders alike. We believe the CERES Principles will protect both your investment and your environment.

            MANAGEMENT'S STATEMENT OPPOSING THE STOCKHOLDER PROPOSAL

     When the CERES proponents first approached us, we considered their program in the context of our long standing commitment to environmental responsibility and sound resource management strategies. Our commitment is partially evidenced by our participation in industry programs with operational principles specifically tailored to our businesses and the fact that the Company has voluntarily initiated programs that go beyond legal requirements. These programs are particularly well suited to our culture.

     Union Camp's commitments under these programs are substantially the same as those called for by the CERES Principles, but our approach has additional benefits. First, when the Company determines to commit to a program it does so because it believes such action is in the best interest of all its shareholders not just a single group. Second, there is a pride of ownership in the Company's programs which have been designed and implemented by our employees, in cooperation with other stakeholders. These programs are not static; they change as challenges are met and new issues arise. The result is that our work force maintains a high level of commitment which would be difficult to achieve if the Company adopted a third party's vision. Third, we believe we are allocating our resources for maximum effectiveness. The industry programs help to keep our knowledge current and allow us to share solutions with others facing similar issues. Our own programs make environmental responsibility an integral part of our every day business and we disclose our environmental initiatives through several means including issuing environmental reports and meeting with community leaders where we operate.

     We also file many required reports on our environmental activities. Committing to yet another required report adds cost. We are committed to cost containment in the current operating environment. We do not believe the extra cost of producing the CERES report is outweighed by its benefits.

     CERES says it is a voluntary program. This means that each company asked to consider it is free to choose. CERES is a good choice for some companies, but not for all. In fact, many of the organizations in the CERES coalition do not endorse the Principles. Some very fine companies have decided, in their exercise of free choice, that the CERES Principles fit their cultures. We have decided that right now our programs fit our culture better.

     Accordingly, the Board recommends a vote AGAINST this proposal. The accompanying proxy will be voted AGAINST the stockholder proposal unless a contrary specification is made. The stockholder proposal will have been adopted if more votes are cast in favor of it than are cast against it. Abstentions and broker non-votes are counted for quorum purposes, but are not votes cast and do not affect whether more votes have been cast in favor of the proposal than have been cast against it.

OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

                             THE BOARD OF DIRECTORS

                   NOMINEES FOR ELECTION TO A THREE-YEAR TERM
              EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                                   (CLASS II)




[Photo]

JERRY H. BALLENGEE
Mr. Ballengee, 60, was elected President and Chief Operating Officer of the Company in July 1994. He had been an Executive Vice President of the Company since November 1988 and prior to that he was a Senior Vice President of the Company. He has been a director of the Company since 1988. Mr. Ballengee is a director of Chicago Bridge and Iron Company N.V.




[Photo]

ANN D. MCLAUGHLIN
Ms. McLaughlin, 56, is Chairman of the Aspen Institute (a non-profit organization assisting in formulating the policies and developing the values-based leadership of democratic institutions). She was Vice Chairman of the Aspen Institute from 1993 to October 1996. From 1990 to 1995 she was President of the Federal City Council, Washington, D.C. (a non-profit organization to improve the Nation's capital). Ms. McLaughlin was a director of the Company in 1987, resigned to become United States Secretary of Labor and rejoined the Board of Directors in 1989. She is a director of AMR Corporation, Donna Karan International, Fannie Mae, General Motors Corporation, Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, Nordstrom, Potomac Electric Power Company, Sedgwick Group plc and Vulcan Materials Company.

[Photo]

GEORGE J. SELLA, JR.
Mr. Sella, 69, is the retired Chairman of the Board and Chief Executive Officer of American Cyanamid Company. He has been a director of the Company since 1985. Mr. Sella is a director of Bush Boake Allen Inc., Coulter Pharmaceutical, The Equitable Companies Incorporated and The Equitable Life Assurance Society of the United States.




[Photo]

TED D. SIMMONS
Mr. Simmons, 67, is Managing Director of Physical Facilities for the Church of Jesus Christ of Latter Day Saints. From April 1987 until January 1991 he was Vice Chairman of the Board of The Mutual Benefit Life Insurance Company. Mr. Simmons has been a director of the Company since 1988.





                     DIRECTORS CONTINUING IN OFFICE


[Photo]

GEORGE D. BUSBEE
Mr. Busbee, 70, is a retired Senior Partner of and Of Counsel to the law firm of King & Spalding, Atlanta, Georgia* and a former Governor of the State of Georgia. Mr. Busbee has been a director of the Company since 1983. He is a director of Weeks Corporation.
Class III Director, Term Expires .................................. 1999




[Photo]

RAYMOND E. CARTLEDGE
Mr. Cartledge, 68, was Chairman of the Board and Chief Executive Officer of the Company from January 1986 until his retirement in June 1994. From April 1996 until December 1997, he was Chairman of the Board of Savannah Foods & Industries, Inc. Mr. Cartledge has been a director of the Company since 1983. He is a director of Blount, Inc., Chase Brass Industries, Inc., Delta Air Lines, Incorporated, Sun Company, Inc. and UCAR International Inc.
Class III Director, Term Expires .................................. 1999

[Photo]

SIR COLIN R. CORNESS
Sir Colin Corness, 66, was Chairman of the Board of Glaxo Wellcome plc (an international pharmaceutical company) until his retirement in May 1997. From May 1991 until his retirement in May 1995, Sir Colin was Chairman of the Board of Redland PLC (an international construction materials producer). Prior to May 1991, he was Chairman of the Board and Chief Executive Officer of Redland PLC. Sir Colin has been a director of the Company since 1991. He is a director of Taylor Woodrow plc.
Class I Director, Term Expires .................................... 2000




[Photo]

ROBERT D. KENNEDY
Mr. Kennedy, 65, is the retired Chairman of the Board and Chief Executive Officer of Union Carbide Corporation (an international petrochemical corporation). Mr. Kennedy has been a director of the Company since 1990. He is a Director of Birmingham Steel Corporation, General Signal Corporation, Kmart Corporation, LionOre Mining International Ltd., UCAR International Inc., Union Carbide Corporation and Sun Company, Inc.
Class I Director, Term Expires .................................... 2000



[Photo]

GARY E. MacDOUGAL
Mr. MacDougal, 61, served as Chairman of the Board and Chief Executive Officer of Mark Controls Corporation (building control systems and flow controls manufacturer) from November 1969 until May 1988. He is Senior Advisor to the Governor of Illinois on Human Services Reform and a Trustee of the Annie Casey Foundation (for disadvantaged children). He was the General Director of the New York City Ballet from 1993 to 1994. Prior to March 1990, he was United States delegate and Alternate Representative to the United Nations. Mr. MacDougal has been a director of the Company since 1975. He is a director of the Bulgarian-American Enterprise Fund, Saratoga Partners and United Parcel Service of America, Inc.
Class III Director, Term Expires .................................. 1999

[Photo]

W. CRAIG MCCLELLAND
Mr. McClelland, 63, is Chairman of the Board and Chief Executive Officer of the Company. He was President and Chief Operating Officer of the Company from December 1989 to July 1994. Previously, he was an Executive Vice President of the Company since November 1988. From September 1986 until November 1988, Mr. McClelland was a Director and Executive Vice President of International Paper Company and President and Chief Executive Officer of Hammermill Paper Company (a subsidiary of International Paper Company). Prior to September 1986, he was a Director and President and Chief Executive Officer of Hammermill Paper Company. Mr. McClelland has been a director of the Company since 1988. He is a director of Allegheny Teledyne, Inc. and PNC Financial Corporation.
Class I Director, Term Expires .................................... 2000



[Photo]

JEREMIAH J. SHEEHAN
Mr. Sheehan, 59, is Chairman of the Board and Chief Executive Officer of Reynolds Metals Company (international aluminum and packaging corporation). He was President and Chief Operating Officer of Reynolds Metals Company from January 1994 until October 1996 and prior to that he was an Executive Vice President of Reynolds Metals Company. Mr. Sheehan has been a director of the Company since 1996. He is a director of Reynolds Metals Company, Federal Reserve Bank of Richmond and Universal Corporation.
Class III Director, Term Expires .................................. 1999


------------

 * The Company retained the law firm of King & Spalding on several matters during 1997.

                                BOARD COMMITTEES

     The Board has appointed an Audit Committee, a Personnel, Compensation and Nominating Committee, a Pension Investment Committee and a Public Issues Committee, which are composed of non-employee directors of the Company.

     The Audit Committee (i) recommends the independent accountants to be appointed, (ii) meets with the independent accountants, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, (iii) reviews and reports the results of such audits to the Board, (iv) submits recommendations relating to financial reporting and accounting practices and policies and financial, accounting and operating controls to the Board and (v) considers the impact on the Company's financial statements or condition of any infraction of laws, regulations or policies, compliance oversight being the responsibility of the Public Issues Committee.

     The Personnel, Compensation and Nominating Committee (i) makes recommendations concerning the election of the Company's officers, (ii) sets the compensation of the Company's policy committee executives and reviews the compensation and compensation plans for officers of the Company, (iii) awards incentive compensation and bonuses to officers of the Company, (iv) administers the Company's stock option plans and (v) recommends to the Board the membership of Board Committees. This Committee also recommends to the Board candidates for nomination as directors, and will consider nominees recommended by stockholders.

     The Pension Investment Committee periodically reviews the activities of the Company's management in supervising the investment of the Company's pension funds.

     The Public Issues Committee in its discretion (i) inquires into and reviews any matter involving the conduct of the Company's business which affects the public or in which the public has a strong interest, (ii) recommends policies and programs which further the Company's interests to the Board and/or the Company's management, (iii) provides oversight with respect to the Company's compliance activities as to environmental, health and safety, employment and other legal standards of conduct, and (iv) reports to the Board on matters believed to be of significance to the Board.

     Committee memberships and the number of meetings of the Board and its committees during 1997 are shown below.

                               MEMBERSHIP ROSTER

                                                            SPECIAL                 PERSONNEL,
                                                           DIRECTORS'              COMPENSATION       PENSION      PUBLIC
NAME                                              BOARD     MEETINGS     AUDIT    AND NOMINATING    INVESTMENT     ISSUES
-----------------------------------------------   -----    ----------    -----    --------------    -----------    ------

Jerry H. Ballengee.............................    X         X
George D. Busbee...............................    X         X             X                                          X
Raymond E. Cartledge...........................    X         X                                         X              X
Sir Colin Corness..............................    X         X             X         X
Robert D. Kennedy..............................    X         X                       X*
Gary E. MacDougal..............................    X         X                       X                                X*
W. Craig McClelland............................    X*        X
Ann D. McLaughlin..............................    X         X             X*
George J. Sella, Jr............................    X         X                       X                 X*
Jeremiah J. Sheehan............................    X         X             X                                          X
Ted D. Simmons.................................    X         X                       X                 X              X

No. of Meetings in 1997........................    8         2             3         6                 2              2

------------

*Chairperson

                               BOARD COMPENSATION

     Directors who are employees of the Company do not receive any additional compensation by reason of their membership on, or attendance at meetings of, the Board or committees thereof.

     Non-employee directors receive an annual retainer fee of $32,000. This is composed of $23,000 in cash plus shares of Company Common Stock pursuant to the Stock Compensation Plan for Non-

Employee Directors (the 'Stock Compensation Plan'). The Stock Compensation Plan provides that immediately after each Annual Meeting, each non-employee director shall receive as part of his annual fee the number of whole shares of Company common stock provided in the Plan for that year, or if there is no provision for that year, whole shares with a fair market value of approximately $5,000. The fair market value of any annual grant of such stock may not exceed $40,000 for each non-employee director. The total number of shares of Company common stock that may be awarded under the Stock Compensation Plan is 150,000. During 1997 each non-employee director received 187 shares of Company common stock pursuant to the Stock Compensation Plan which had a fair market value of approximately $9,000 at the time of its grant. The Stock Compensation Plan provides that each non-employee director shall receive for 1998 shares of Company common stock having a fair market value of approximately $9,000. Non-employee directors are also paid $1,500 for each meeting of the Board they attend, $750 for each committee meeting they attend and $1,000 per year for serving as the Chair of a committee. A fee of $750 is paid for special directors' meetings which are typically held the evening prior to a Board meeting.

     Non-employee directors may elect to defer for such period as they determine all or part of their directors' retainer and meeting fees in which case interest is earned on the deferred amounts at the rate equal to the average yield on 91 day U.S. Treasury bills for the preceding period of December 1 through November 30 compounded annually.

     During 1997 the Board decided to terminate the Retirement Plan for Outside Directors. This plan had provided for a retirement benefit equal to 50% of the annual retainer to non-employee directors who had completed five years of service plus an additional 10% of the retainer for each year of service over five, but not more than ten. The benefit was unfunded and was paid annually for the number of years the director served on the Board.


     Effective December 31, 1997 the plan was terminated. Each participating director made an election to allocate the present value of his accrued benefit under the plan. The choices were deferred stock units as provided in the Deferred Stock Unit Plan for Outside Directors which the Board is asking stockholders to approve at the Annual Meeting and an unfunded cash account which will be credited with the rate earned by the fixed income fund in the Company's savings plan. Amounts converted to deferred stock units will be paid in Company stock, while cash accounts will be paid in cash, in each case after the director leaves the Board.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual and long-term compensation for services in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1997, 1996 and 1995 paid or accrued to the chief executive officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                         COMPENSATION AWARDS
                                                                                      --------------------------
                                                          ANNUAL COMPENSATION          RESTRICTED     SECURITIES
                                                      ----------------------------       STOCK        UNDERLYING       ALL OTHER
            NAME AND PRINCIPAL POSITION               YEAR     SALARY      BONUS      AWARDS($)(1)    OPTIONS(#)    COMPENSATION(2)
---------------------------------------------------   ----    --------    --------    ------------    ----------    ---------------
W. Craig McClelland ...............................   1997    $695,000    $386,000      $ 65,829        84,600          $38,465
  Chairman of the Board and Chief                     1996    $650,000    $123,455      $ 36,330        80,000          $35,732
  Executive Officer                                   1995    $588,500    $639,937      $420,643        61,000          $41,466
Jerry H. Ballengee ................................   1997    $471,500    $211,600      $ 44,487        39,100          $27,146
  President and Chief Operating Officer               1996    $442,500    $ 69,552      $ 24,768        39,100          $24,515
                                                      1995    $400,500    $360,528      $286,023        33,300          $26,555
Charles H. Greiner, Jr. ...........................   1997    $280,000    $112,500      $ 26,692        17,000          $10,545
  Executive Vice President                            1996    $257,000    $ 31,878      $ 14,569        14,500          $ 9,349
                                                      1995    $240,000    $162,238      $172,961        10,600          $12,238
A. William Hamill .................................   1997    $275,000    $103,600      $ 27,649        15,000          $10,348
  Executive Vice President                            1996    $135,417       --         $ 98,125        21,000          $ 4,516
  and Chief Financial Officer                         1995       --          --           --             --             --
John T. Heald, Jr. ................................   1997    $280,000    $101,600      $ 26,692        17,000          $12,186
  Executive Vice President                            1996    $257,000    $ 31,878      $ 14,569        14,500          $10,913
                                                      1995    $240,000    $161,282      $172,961        10,600          $13,063
James M. Reed .....................................   1997    $414,000    $143,000      $ 38,124        15,000          $25,702
  Retired Vice Chairman and Chief Administrative      1996    $391,000    $ 47,527      $ 22,253        18,000          $23,567
  Officer                                             1995    $365,000    $228,334      $263,159        24,000          $26,694

------------
(1) The value of the restricted stock awards was determined by multiplying the closing price of the Company's Common Stock on the date of grant by the number of shares awarded. The restricted stock awards were granted on January 27, 1998 for fiscal year 1997, January 28, 1997 for fiscal year 1996, and January 30, 1996 for fiscal year 1995. As of December 31, 1997, the number of shares and the value of aggregate restricted stockholdings were as follows: 9,694 shares ($519,538) by Mr. McClelland; 6,622 shares ($354,898) by Mr. Ballengee; 3,054 shares ($163,675) by Mr. Greiner; 1,800 shares ($96,469) by Mr. Hamill; 3,054 shares ($163,675) by Mr. Heald; and 6,168 shares ($330,566) by Mr. Reed. On January 27, 1998 restricted stock awards were made with respect to services rendered during 1997. As of February 2, 1998, the number of shares and the value of aggregate restricted stockholdings were as follows: 8,225 shares ($481,677) by Mr. McClelland; 5,605 shares ($328,243) by Mr. Ballengee; 2,780 shares ($162,804) by Mr.
    Greiner; 2,091 shares ($122,454) by Mr. Hamill; 2,780 shares ($162,804) by
    Mr. Heald; and 5,151 shares ($301,655) by Mr. Reed. Each award becomes free of restrictions in equal installments over 5 years. The number of shares awarded was as follows: 8,371 for 1995, 751 for 1996 and 1,169 for 1997 to Mr. McClelland; 5,692 for 1995, 512 for 1996 and 790 for 1997 to Mr. Ballengee; 3,442 for 1995, 300 for 1996 and 474 for 1997 to Mr. Greiner; 2,000 for 1996 and 491 for 1997 to Mr. Hamill; 3,442 for 1995, 300 for 1996
    and 474 for 1997 to Mr. Heald; and 5,237 for 1995, 460 for 1996 and 677 for 1997 to Mr. Reed. Common Stock dividends are payable on restricted stock.
(2) The compensation reported represents (a) Company contributions under the Salaried Employees Savings and Investment Plan and related supplemental plan; and (b) amounts imputed or credited to the named executive officer for premiums paid for group life insurance. The Company contributions for 1997 pursuant to the Salaried Employees Savings and Investment Plan were as follows: $20,850 to Mr. McClelland; $14,145 to Mr. Ballengee; $8,400 to Mr. Greiner; $8,375 to Mr. Hamill; $8,400 to Mr. Heald; and $12,420 to Mr. Reed. The amounts imputed or credited for life insurance premiums were as follows:
    $17,615 to Mr. McClelland; $13,001 to Mr. Ballengee; $2,145 to Mr. Greiner; $1,973 to Mr. Hamill; $3,786 to Mr. Heald; and $13,282 to Mr. Reed.

                                    OPTIONS

     The following two tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table during 1997 and the value of the options held by them as of December 31, 1997.

                             OPTION GRANTS IN 1997

                                 INDIVIDUAL GRANTS
------------------------------------------------------------------------------------
                            NUMBER OF                                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                            SECURITIES     % OF TOTAL                                    ANNUAL RATES OF STOCK PRICE APPRECIATION
                            UNDERLYING      OPTIONS                                                 FOR OPTION TERM(3)
                             OPTIONS       GRANTED TO     EXERCISE(2)                   -------------------------------------------
                             GRANTED      EMPLOYEES IN      OR BASE       EXPIRATION                  5%(4)               10%(5)
          NAME                (#)(1)      FISCAL 1997     PRICE ($/SH)       DATE       0%         APPRECIATION        APPRECIATION
-------------------------  ------------   ------------    ------------    ----------    ---        ------------        ------------

W. Craig McClelland......      84,600          8.9%         $58.8438       11/24/07     - 0 -       $3,130,725          $7,933,940
Jerry H. Ballengee.......      39,100          4.1           58.8438       11/24/07     - 0 -        1,446,942           3,666,868
Charles H. Greiner, Jr...      17,000          1.8           58.8438       11/24/07     - 0 -          629,105           1,594,291
A. William Hamill........      15,000          1.6           58.8438       11/24/07     - 0 -          555,093           1,406,727
John T. Heald, Jr........      17,000          1.8           58.8438       11/24/07     - 0 -          629,105           1,594,291
James M. Reed............      15,000          1.6           58.8438       11/24/07     - 0 -          555,093           1,406,727
----------------------------------------------------------------------------------------------------------------------------------

All Shareholders(6)......    N/A           N/A              N/A             N/A         - 0 -   $2,579,703,164      $6,537,531,716
All Optionees(7).........     949,700          100%         $58.8438       11/24/07     - 0 -   $   35,144,788      $   89,064,575
Optionees Gain as %
  of All Shareholders'
  Gain...................     N/A          N/A              N/A             N/A        N/A           1.4%                1.4%

------------

(1) The options become exercisable two years from the date of grant, i.e., on November 25, 1999. Optionees who are executive officers of the Company may elect to have stock otherwise deliverable upon the exercise of the option withheld by the Company in order to meet income tax withholding obligations which arise upon the exercise of the option.

(2) The exercise price is the fair market value of the underlying stock on the date of the option grant.

(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of Union Camp's Common Stock.

(4) Union Camp Common Stock would be trading at $95.85 per share for the values shown to be realizable, an increase in stock price which will benefit all stockholders commensurately.

(5) Union Camp Common Stock would be trading at $152.63 per share for the values shown to be realizable, an increase in stock price which will benefit all stockholders commensurately.

(6) As of November 30, 1997, there were 69,710,026 shares of the Company's Common Stock outstanding. The calculations shown herein are based on the assumed rates of price appreciation, compounded annually, from the stock's fair market value of $58.8438 on November 25, 1997 when the above options were granted.

(7) The amounts shown are based on the assumed rates of appreciation, compounded annually, from the stock's fair market value of $58.84385 on November 25, 1997, the date the options were granted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF SHARES         VALUE OF
                                                                               UNDERLYING           UNEXERCISED
                                                                              UNEXERCISED          IN-THE-MONEY
                                                                               OPTIONS AT           OPTIONS AT
                                                                              END OF 1997           END OF 1997
                                                                            ----------------    -------------------
                                          SHARES ACQUIRED       VALUE         EXERCISABLE/         EXERCISABLE/
                 NAME                       ON EXERCISE      REALIZED(1)     UNEXERCISABLE       UNEXERCISABLE(2)
---------------------------------------   ---------------    -----------    ----------------    -------------------

W. Craig McClelland....................        13,560         $ 751,847      201,455/164,600    $1,469,743/$337,500
Jerry H. Ballengee.....................         2,399         $ 139,344      135,857/ 78,200    $1,261,826/$164,953
Charles H. Greiner, Jr.................         - 0 -             - 0 -       42,200/ 31,500    $  340,306/$ 61,172
A. William Hamill......................         - 0 -             - 0 -       - 0 - / 36,000        - 0 - /$ 50,094
John T. Heald, Jr......................         3,450         $  94,552       48,200/ 31,500    $  422,275/$ 61,172
James M. Reed..........................         5,791         $ 202,094      102,619/ 33,000    $  953,343/$ 75,938

------------

(1) Value is the difference between the market value of the Company's common stock on the date of exercise and the exercise price.

(2) Value is the difference between the market value of the Company's common stock on December 31, 1997, i.e., $53.59375, and the exercise price.

                                RETIREMENT PLANS

     The Retirement Plan for Salaried Employees is a defined benefit plan funded solely by Company contributions. The calculation of benefits under the Retirement Plan is based upon average earnings, which include salary, overtime and vacation payments, bonuses and incentive compensation received during the highest 60 consecutive months of the 120 months preceding retirement ('Final Average Earnings'). The amount of the retirement benefit provided to a participating employee under the Retirement Plan equals the product of the sum of 1.05% of the participating employee's Final Average Earnings plus .45% of those Final Average Earnings in excess of the average applicable Social Security wage base at the date of retirement, multiplied by the number of years of credited service of the employee with the Company or one of its participating subsidiaries. Benefits under the Retirement Plan are not subject to any deduction for Social Security benefits or other offset amounts. If retirement benefits exceed payments permitted from tax qualified trusts, the excess amount will be paid by the Company on an unfunded basis out of its general assets.

     The Company has adopted a Supplemental Retirement Income Plan for Executive Officers (the 'Plan') under which the Personnel, Compensation and Nominating Committee of the Board of Directors (the 'Committee') may from time to time designate certain executive officers as participants if such officers are (i) members of the Company's policy committee and/or (ii) hired at mid-career and responsible for a significant segment of the Company's business. The Plan currently covers eleven policy committee members. The Plan provides for a minimum pension upon retirement at age 65 (or earlier with Committee approval) following at least 10 years of service of 40% of the participant's average earnings, which include salary, vacation payments and annual target incentive, during the highest 60 consecutive months of the 120 months preceding retirement ('Average Pension Compensation') which increases by 1 1/2% for each year of additional service up to a maximum of 55% of Average Pension Compensation after 20 years of service. Payments under the Plan will be reduced by (i) pensions under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan, (ii) any other pensions which may be payable by other employers and (iii) one-half of the amount of primary Social Security benefits. If an officer engages in certain competitive activity after retirement, benefits under the Plan will terminate. The Plan provides that Mr. McClelland shall receive a minimum annual pension equal to the higher of the Plan's benefit or the sum of $22,400 plus any pension payable under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan.

     The following table shows the approximate annual pensions payable under all the plans described to the executive officers named in the Summary Compensation Table assuming retirement at age 65, whose Average Pension Compensation and years of service at retirement would be in the classifications indicated. The amounts shown have not been reduced by any pension payable by another employer or Social Security benefits which are offsets to the pensions payable under the Plan.

                             PENSION PLAN TABLE
  AVERAGE                              YEARS OF SERVICE
  PENSION        ------------------------------------------------------------
COMPENSATION        10           15           20           25           30
------------     --------     --------     --------     --------     --------

 $  400,000      $160,000     $190,000     $220,000     $220,000     $220,000
 $  500,000      $200,000     $237,500     $275,000     $275,000     $275,000
 $  600,000      $240,000     $285,000     $330,000     $330,000     $330,000
 $  700,000      $280,000     $332,500     $385,000     $385,000     $385,000
 $  800,000      $320,000     $380,000     $440,000     $440,000     $440,000
 $  900,000      $360,000     $427,500     $495,000     $495,000     $495,000
 $1,000,000      $400,000     $475,000     $550,000     $550,000     $550,000
 $1,100,000      $440,000     $522,500     $605,000     $605,000     $605,000
 $1,200,000      $480,000     $570,000     $660,000     $660,000     $660,000
 $1,300,000      $520,000     $617,500     $715,000     $715,000     $715,000

     The calculation of the amounts shown assumes that the employee remains in the service of the Company or one of its participating subsidiaries until age 65, that the retirement program is continued in its present form and that the individual receives the benefits in the form of a single life annuity. As of December 31, 1997, Messrs. Ballengee, Greiner, Hamill, Heald, McClelland and Reed were credited with 16, 25, 1, 20, 9 and 28 years of service, respectively, under the Retirement Plan, including credit for prior service with a subsidiary of the Company in the case of Mr. Reed.

SEVERANCE ARRANGEMENTS

     The individuals named in the Summary Compensation Table and six other executive officers have executed individual severance agreements with the Company. Each agreement provides that if, while the agreement is in effect following a 'change in control of the Company,' the Company terminates the executive's employment without 'cause' or the executive terminates his employment for 'good reason' (as such terms are defined in the severance agreements), the executive will receive a lump sum severance benefit from the Company up to three times the sum of his annual salary and up to three times the amount of his annual target incentive. An executive would also be entitled to continue to receive certain welfare insurance benefits for up to three years. The Company will also make an additional payment to the executive so that benefits received in connection with a change in control, whether pursuant to the severance agreements or otherwise, will not be subject to net reduction due to the imposition of excise taxes under Section 4999 of the Code. The individual severance agreements provide for the distribution in a lump sum to the executives if their employment is terminated following a change in control while the severance agreement is in effect of (i) supplemental savings amounts credited to the executives and (ii) the actuarial equivalent of the supplemental pension benefit accrued under the Company's Supplemental Retirement Plan. In addition, amounts due pursuant to the Company's Supplemental Retirement Income Plan for Executive Officers, determined as if the executive were credited with up to three additional years of age and service, shall be distributed to the executives in a lump sum if termination of employment occurs while the agreement is in effect and after a change in control.

                            REPORT OF THE PERSONNEL,
                     COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMMITTEE RESPONSIBILITIES

     The Personnel, Compensation and Nominating Committee (the 'Committee') is composed of five independent, non-employee directors. The Committee's responsibilities are to:

           Approve each component of the Company's executive compensation program

           Set salaries for policy Committee executives and review the salaries of other officers

           Determine awards earned under the Company's incentive plans

           Judge the effectiveness of the compensation program as a whole

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to:

           Attract and motivate exceptional executives to work in the interests of the Company's stockholders

           Provide competitive compensation opportunities

           Condition a significant part of executive compensation on attaining specific performance goals and

           Reward exceptional accomplishments

     The Committee met six times during 1997 seeking an appropriate balance among these objectives. Particular attention was paid to the following two key objectives:

     PROVIDING COMPETITIVE COMPENSATION

     The Committee's philosophy is to provide the CEO and the other executive officers with the opportunity to earn total compensation which, at targeted levels of performance, is competitive with the median total compensation earned by executives holding comparable positions in the paper and forest products industry and with comparable size companies in general industry (see Note 1). To determine median competitive total compensation, the Committee regularly reviews information from various sources, including proxy statements, industry surveys and independent compensation consultants.

     CONDITIONING COMPENSATION ON PERFORMANCE

     The Company's annual and long term incentive plans put a substantial portion of an executive's compensation at risk. Achieving value under these plans depends on Company financial, operating, strategic and shareholder return performance as well as the executive's individual performance.

COMPONENTS OF EXECUTIVE COMPENSATION AND REPORT OF THE COMMITTEE'S ACTIONS IN
1997

     The Company's executive compensation program has three principal components:

            Base Salaries

            Annual Incentives

            Long Term Incentives

     These components are designed to work together to provide an appropriate relation between an executive's compensation, his performance and the Company's performance.

     The CEO's compensation consists of the three components listed above. As discussed below, the methodology and measurements used by the Committee to determine executive compensation are equally applicable to the CEO who was not present during any discussions about his compensation.

BASE SALARY

     The Committee believes base salaries should be externally competitive and internally equitable. Base salaries are targeted annually at median base salary levels for similar positions in the paper and forest products industry and at companies of comparable size in general industry (see Note 1). Each executive officer's base salary is reviewed annually by the Committee and may be adjusted if warranted. Base salaries may be outside targeted medians depending upon the individual's sustained performance and/or length of time in the position.

     1997 Action: During 1997, the base salaries of the executive officers named in the Summary Compensation Table (the 'Named Executive Officers'), except for the CEO and the COO, were increased as recommended by the CEO to maintain competitive salaries. The Company's independent compensation consultants reported that the resulting base salaries of these Named Executive Officers were within their targeted median competitive levels.

     Effective July 1, 1997, the CEO and COO received salary increases. The amounts were determined by the Committee after considering competitive compensation and trend data for the paper and forest products industry and general industry as presented by the independent compensation consultants. After the increases, the CEO's base salary was at the low end of the median competitive salary level and the COO's base salary was at the median competitive salary level recommended by the consultants.

THE ANNUAL INCENTIVE PLAN

     The objective of the Annual Incentive Plan is to motivate management to optimize the Company's financial and operating results. It is designed to reward achievement of near term tactical goals required to achieve the Company's long term strategic goals.

     Target incentives for the Named Executive Officers are median competitive annual incentives recommended by the independent compensation consultants and are based on annual incentive compensation paid to executives in comparable positions in the Company's comparison group (see Note 1). The target incentives range from 60% of base salary for the CEO to 45% of base salary for the other Named Executive Officers. Payment of the targeted incentive amounts requires:

            The Company and key business units achieve financial goals and

            The Named Executive Officers achieve operating (non-financial) goals.

     Goals are established as part of the Company's annual planning and budgetary process. At the beginning of each year the Committee reviews and approves the financial performance measures and operating goals. The actual incentives earned may be at, above or below the targeted amounts depending upon performance.

     Executives' incentives are tied to the financial performance measures most appropriate to their responsibilities. To focus attention on overall corporate objectives and reinforce the need for teamwork, each participant has a portion of his incentive tied to financial performance measures for the entire Company. The portion of the incentive determined by financial performance for Messrs. McClelland, Ballengee, Hamill and Reed is based solely on Company-wide financial results. Messrs. Heald and Greiner have a portion of their incentive based on the financial results of the key business units for which they are responsible.

     1997 Action: The annual incentives paid to the Named Executive Officers are shown in the Summary Compensation Table on page 15.

     Early in 1997 the Committee approved specific financial and operating goals which the CEO and the other Named Executive Officers had to accomplish in order to receive their targeted incentives. These goals were weighted 70% for financial and 30% for operating accomplishments. Since the 1997 results were below the goal levels established, incentives were reduced below the targeted levels for the CEO and the other Named Executive Officers.

LONG TERM INCENTIVES

     Long Term Incentives are a significant portion of the Company's executive compensation. They are designed to tie compensation levels to shareholder value. Therefore, all Long Term Incentive payments are based in Company stock.

     Target Long Term Incentive levels are recommended for the CEO, COO and each of the other Named Executive Officers by the independent consultants and are expressed as expected value multiples times competitive salaries (see Note 1). After the Committee reviews and approves the expected value multiples, a total target Long Term Incentive is calculated for each officer and delivered from two Plans, the Stock Option Plan and the Restricted Stock Performance Plan.

     THE STOCK OPTION PLAN

     Stock options are one of the two components of the Company's long term incentives. The primary objectives of granting stock options are:

           To provide congruity between stockholders and management

           To encourage management to build their equity interest in the Company and

           To provide financial rewards that are directly linked to long term growth in the value of the Company's stock.

     Stock options are normally granted annually, cannot be exercised for two years and expire 10 years from the date of grant. All stock options have an exercise price equal to 100% of the market value of the Company's stock on the date of grant. Thus, options provide no value to executives unless all stockholders benefit by appreciation in the Company's stock.

     1997 Action: The Committee granted stock options in November 1997. The stock options granted to the CEO and the other Named Executive Officers during 1997 are shown in the Option Grants table on page 16.

     The number of stock options granted equaled competitive median Long Term Incentive values, determined by the independent compensation consultants using a version of the Black-Scholes formula, minus the target incentives under the Restricted Stock Performance Plan. The Committee considers stock options to be primarily compensatory and, accordingly, expects to use the same methodology each year.

     THE RESTRICTED STOCK PERFORMANCE PLAN

     The second long term incentive component is the Restricted Stock Performance Plan. The objective of this Plan is to focus management's attention on two critical factors affecting the Company's long term performance and reward them for making successful long term decisions. These factors are return on capital and earnings per share. Awards of restricted stock earned under the Plan further align management's interest with those of the Company's stockholders.

     Under the Plan, restricted stock is earned by the CEO and the other members of the Company's policy committee when the Company attains specific return on capital and earnings per share goals. Rewards are earned, respectively, by achievement of a return on capital ranking in the upper half of a competitor group of 13 major paper and forest products companies (see Note 2) and earnings per share that are within a forecasting formula's performance range. For targeted performance this Plan's award equals 40% of the executive's base salary and the maximum award is 80% of base salary. The value of the restricted stock earned under this plan varies with the Company's stock price performance.

     1997 Action: During 1997 shares of restricted stock were earned and granted in January 1998. The values of the grants to the CEO and the other Named Executive Officers are shown in the Summary Compensation Table on page 15.

     No shares were earned based on the Company's return on capital ranking which was slightly below the median of the 13 company competitor group. However, the Company's earnings per share for 1997 were within the range of the Plan's forcasting formula. The earnings per share were between the forecasted target and the minimum target. Therefore, the portion of the incentive based on this measurement was reduced below the targeted level. This resulted in the CEO and the other Named Executive Officers each earning shares of restricted stock equal to 9.2% of his annual base salary in effect on January 1, 1998. The shares of restricted stock earned will vest 20% a year over five years provided the executive remains in the Company's employ.

IRS LIMIT ON DEDUCTIBILITY OF COMPENSATION

     The Committee considered the deductibility of compensation under Section 162(m) of the Internal Revenue Code. This rule restricts the Company's deduction of compensation paid to the Named Executive Officers to $1,000,000 per year unless paid under plans the tax code considers 'performance-based.' The Committee took the steps necessary to qualify compensation earned under the Stock Option and Restricted Stock Performance Plans as 'performance-based.' The Company's stockholders approved the revised plans. Therefore, compensation earned under these plans will not be subject to the $1,000,000 limit on deductibility.

     The Committee also determined that, in designing and administering the executive compensation program, it will strive to preserve the complete tax deductibility of executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program or the tax deduction lost is insignificant. The Committee reviewed the 1997 deductibility of compensation paid to the Named Executive Officers and found the lost deductibility to be insignificant. The Committee also reviewed potential compensation payable to the Named Executive Officers for 1998 and found that any loss of tax deductibility at targeted performance would again be insignificant.

SUMMARY

     The Committee believes the quality and motivation of the Company's senior management and all its employees are critical factors in the Company's ability to meet future challenges and build long-term stockholder value. The Company's emphasis on variable pay (pay at risk) rewards executives who contribute to the Company's success. The compensation program's mix of both short and long-term financial performance criteria and stock options, tie executive pay to critical measures of corporate performance and stockholder value.

Robert D. Kennedy, Chair
Sir Colin R. Corness
Gary E. MacDougal
George J. Sella, Jr.
Ted D. Simmons

------------
Note 1: This comparison group differs from and is larger than the peer group used in the stock performance graph on page 23. The Company has historically used this larger group because it represents the market in which the Company competes for executive talent.

Note 2: This competitor group differs from and is larger than the peer group used in the stock performance graph (which, at selection, consisted of the companies in the Dow Jones Paper Group Index) because the Company has historically compared its financial performance with this larger group.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return of Union Camp common stock, the S&P 500 Composite -- 500 Stock Index and an index of a peer group of paper companies, for the period of five years beginning December 31, 1992 and ending December 31, 1997 (assuming that the value of the investment in Union Camp common stock and each index was $100 on December 31, 1992 and that all dividends were reinvested). The peer group index is comprised of 8 medium to large sized companies (Boise Cascade, Bowater, Champion International, Consolidated Papers, P.H. Glatfelter, International Paper, Mead, and Westvaco) whose primary business is the manufacture and sale of paper products. Peer group returns are weighted each year based on each company's market capitalization at the beginning of the year.


                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN


                            [PERFORMANCE GRAPH]



        DATE      UNION CAMP CORP.     S&P 500     PEER GROUP
        ----      ----------------     -------     ----------
       DEC-92          100               100          100
       DEC-93          107               110          108
       DEC-94          109               112          121
       DEC-95          114               153          135
       DEC-96          119               188          142
       DEC-97          138               251          154



     The chart below compares the Company's total stockholder return for 1997 with the total stockholder return of the 8 paper products companies in the peer group used in the above stock performance graph. The Company ranks second based on this measure.


                            Total Stockholder Return
                           --------------------------
                                     1997


                                    [GRAPH]


            Union Camp
               Corp.
               ----
      20.2%    16.3%    12.5%    12.1%    8.8%    7.3%    5.2%    -1.7%    -3.0%


                        SECURITY OWNERSHIP OF MANAGEMENT
                            AS OF DECEMBER 31, 1997

     This table indicates the amount of common stock the directors and executive officers of the Company owned as of December 31, 1997.

                                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                   -----------------------------------------------------------
            NAME OF                UNION CAMP      PERCENT    DEFERRED STOCK     BUSH BOAKE ALLEN     PERCENT
        BENEFICIAL OWNER          COMMON STOCK     OF CLASS      UNITS(1)      INC. COMMON STOCK(2)   OF CLASS
--------------------------------  ------------     --------   --------------   --------------------   --------

Jerry H. Ballengee..............    168,650(3)          *         --                   - 0 -            *
George D. Busbee................      2,708             *         --                   - 0 -            *
Raymond E. Cartledge............    214,872(3)(4)       *            497               5,000            *
Sir Colin Corness...............      2,129             *         --                   1,000            *
Charles H. Greiner, Jr..........     48,452(3)          *         --                   - 0 -            *
A. William Hamill...............      2,149             *         --                   2,000            *
John T. Heald, Jr...............     53,296(3)          *         --                   - 0 -            *
Robert D. Kennedy...............      2,468             *          2,959               - 0 -            *
Gary E. MacDougal...............      4,187             *          2,750               - 0 -            *
W. Craig McClelland.............    245,244(3)          *         --                   1,000            *
Ann D. McLaughlin...............        520             *          2,887               - 0 -            *
James M. Reed...................    142,404(3)          *         --                   5,000            *
George J. Sella, Jr.............      2,408             *          2,000               3,500            *
Jeremiah J. Sheehan.............      1,187             *             69               - 0 -            *
Ted D. Simmons..................      4,208(4)          *          2,194               1,000            *
Directors and Executive Officers
  as a Group (20 Persons).......  1,071,720(3)        1.5%        13,356              19,100            *

------------

* Less than one percent of the shares outstanding.

(1) If the Deferred Stock Unit Plan for Outside Directors is approved by stockholders at the annual meeting the deferred stock units shown will be credited to the accounts of the directors indicated. Deferred stock units will be converted to shares of Union Camp Common Stock and distributed to the director after he ceases to be a member of the Board.

(2) Union Camp Corporation is the beneficial owner of 68% of the outstanding common stock of Bush Boake Allen Inc. which is listed on the New York Stock Exchange.

(3) The shares shown as beneficially owned include the number of shares of Company common stock that directors and executive officers had the right to acquire within 60 days after December 31, 1997 pursuant to unexercised options under the Company's stock option plans as follows: 135,857 shares for Mr. Ballengee, 176,032 shares for Mr. Cartledge, 42,200 shares for Mr. Greiner, 48,200 shares for Mr. Heald, 201,455 shares for Mr. McClelland, 102,619 for Mr. Reed and 860,877 for all directors and executive officers as a group (20 persons). The shares shown include restricted stock held by executive officers which become free of restrictions on sale over a period of five years from the date of grant as follows: 6,622 shares for Mr. Ballengee, 3,054 shares for Mr. Greiner, 1,800 shares for Mr. Hamill, 3,054 shares for Mr. Heald, 9,694 shares for Mr. McClelland, 6,168 for Mr. Reed and 34,788 shares for all executive officers as a group.

(4) The shares of common stock shown as beneficially owned (a) by Mr. Cartledge include 13,068 shares that are owned by his spouse as to which beneficial ownership is disclaimed and (b) by Mr. Simmons include 700 shares that are owned by his spouse as to which beneficial ownership is disclaimed.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Company, and based on filings on Schedule 13G in February 1998 with the Securities and Exchange Commission, no person or group owned beneficially more than five percent of the outstanding common stock of the Company except:

                                                 AMOUNT AND NATURE OF
            NAME AND ADDRESS OF                       BENEFICIAL           PERCENT OF
              BENEFICIAL OWNER                       OWNERSHIP(1)            CLASS
--------------------------------------------    ----------------------     ----------

Sanford C. Bernstein & Co., Inc.                       5,131,496(2)            7.40%
  767 Fifth Avenue
  New York, NY 10153

The Capital Group Companies, Inc.                      8,001,640(3)           11.50%
  333 South Hope Street
  Los Angeles, CA 90071

Delaware Management Company                            4,218,696(4)            6.05%
  2005 Market Street
  Philadelphia, PA 19103

------------

(1) 'Beneficially owned' means the sole or shared power to direct the voting of a security or the sole or shared power to direct the disposition of a security.

(2) Sanford C. Bernstein & Co., Inc. has sole voting power 2,929,619 shares, shared voting power as to 432,238 shares and sole dispositive power as to 5,131,496 shares.

(3) Capital Research and Management Company, investment advisors, and other subsidiaries of The Capital Group Companies, Inc., exercised as of December 31, 1997, investment discretion with respect to 7,877,000 and 124,640 shares, respectively, which was owned by various institutional investors.

(4) Delaware Management Company, in its capacity as investment advisor, has sole voting power as to 2,849,500 shares, no shared voting power, sole dispositive power as to 4,032,496 shares and shared dispositive power as to 186,200 shares of Company Common Stock which are owned by its clients.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Two purchase transactions, one by Mr. Simmons and one by Mr. Simmons' spouse, as to which Mr. Simmons disclaims beneficial ownership, were reported late.

                                          By Order of the Board of Directors


                                          DIRK R. SOUTENDIJK
                                          Secretary

March 16, 1998

                                                                       EXHIBIT A

                             UNION CAMP CORPORATION
                 DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

     1. PURPOSE AND BACKGROUND. The Union Camp Corporation Deferred Stock Unit Plan for Outside Directors (the 'Plan') is designed to provide a vehicle for those non-employee directors ('Outside Directors') of the Board of Directors of Union Camp Corporation (the 'Company') who elect to participate herein, to convert the present value of their accrued benefits under the Company's Retirement Plan for Outside Directors to units whose underlying value is based on the value of the Company's $1.00 par value common stock ('Common Stock').

     2. DEFINITIONS. When used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning. Nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     (a) Account. The book account established and maintained by the Company for a Participant (i) to record the Stock Units credited to the Participant under
Section 3 of the Plan as a result of the conversion of Participant's Accrued Retirement Benefit to Stock Units and (ii) to record Stock Units credited to the Participant under Section 4 of the Plan as a result of the conversion of hypothetical dividends and other distributions into Stock Units. Each Participant shall have a nonforfeitable right to his Account at all times.

     (b) Accrued Retirement Benefit. With respect to any Participant on the Effective Date, the amount of the present value of the annual retirement benefit accrued on behalf of such Participant under the Retirement Plan, determined as of December 31, 1997.

     (c) Board. The Board of Directors of the Company.

     (d) Cessation of Service. The date on which a Participant ceases to be a director.

     (e) Effective Date. January 1, 1998.

     (f) Exchange Act. The Securities Exchange Act of 1934, as amended.

     (g) Fair Market Value. The mean of the high and low sales prices for a share of Common Stock as reported on the Composite Tape for New York Stock Exchange issues for the date for which the determination of Fair Market Value is to be made.

     (h) Participant. A non-employee director who participates in the Plan by electing, in accordance with the terms of the Retirement Plan, to have his Accrued Retirement Benefit converted to Stock Units under this Plan.

     (i) Retirement Plan. The Union Camp Corporation Retirement Plan for Outside Directors, as in effect on December 31, 1997.

     (j) Rule 16b-3. Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) or any amendments to Rule 16b-3 enacted after the Effective Date.

     (k) Securities Act. The Securities Act of 1933, as amended.

     (l) Stock Unit. A hypothetical share of Common Stock. Notwithstanding the foregoing, Stock Units shall not confer upon Participants any of the rights associated with Common Stock ownership, including, without limitation, the right to vote or to receive distributions with respect thereto.

     3. ELIGIBILITY AND CREDITING OF STOCK UNITS. Each non-employee director who has elected, in accordance with the terms of the Retirement Plan, to have his Accrued Retirement Benefit converted to Stock Units shall have credited to his Account the number of Stock Units, determined by dividing (i) his Accrued Retirement Benefit, by (ii) the average of the Fair Market Value of a share of Common Stock on December 31, 1997 and each of the preceding twenty-nine (29) days on which The New York Stock Exchange was open for business.

     4. CREDITING OF DIVIDENDS AND OTHER DISTRIBUTIONS.

     (a) The Stock Units credited to a Participant's Account shall be credited with hypothetical cash dividends equal to the cash dividends that are declared and paid with respect to Common Stock. The Company shall determine as of each record date the amount of cash dividends to be paid with respect to a share of Common Stock and, on the payment date of such dividend, shall credit an equal amount of hypothetical cash dividends to each Stock Unit credited to a Participant's Account. The total hypothetical cash dividends credited to all Stock Units shall then be converted into additional Stock Units by dividing such hypothetical cash dividends by the Fair Market Value of a share of Common Stock on the dividend payment date.

     (b) The Stock Units credited to a Participant's Account shall be credited to reflect any distribution with respect to Common Stock other than cash dividends. The Company shall determine as of each record date the amount of the distribution to be paid with respect to a share of Common Stock and, on the payment date of such distribution, shall credit an equal amount of hypothetical distribution to each Stock Unit credited to a Participant's Account. The total hypothetical distribution credited to all Stock Units shall then be converted into a hypothetical cash amount based on the fair market value of such distribution, as determined by the Board in its discretion. The hypothetical cash amount shall then be converted into Stock Units by dividing such hypothetical cash amount by the Fair Market Value of a share of Common Stock on the date on which the Company makes the distribution with respect to Common Stock.

     (c) Hypothetical cash dividends and distributions other than cash dividends shall continue to be credited to Stock Units pursuant to this Section 4 of the Plan until distribution to the Participant is required under the Plan.

     5. FORM OF PAYMENT OF ACCOUNTS.

     (a) Except as provided in Section 9(c) of the Plan, if a Participant is entitled to receive payment of his Account, the Company shall distribute to the Participant that number of whole shares of Common Stock equal to the number of Stock Units in his Account either in (i) a lump sum, (ii) five (5) annual installments or (iii) ten (10) annual installments, the form of payment to be irrevocably elected by the Participant on or about January 1, 1998.

     (b) Notwithstanding any other provision of this Plan to the contrary, the Company shall not be required to issue or deliver any certificate for shares of Common Stock before (i) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, (ii) the effectiveness of any required registration and/or other qualification of such shares under any state or federal law or regulation that counsel for the Company shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been fulfilled. Until the Participant has been issued a certificate for the shares of Common Stock distributable hereunder, the Participant shall possess no shareholder rights with respect to such shares.

     6. TIMING OF PAYMENT OF ACCOUNTS. A Participant's Account will be distributed to him as provided under Section 5 of the Plan following Cessation of Service, as soon as administratively feasible in the event the Participant has elected a lump sum distribution or annually in five (5) or ten (10) substantially equal installments commencing on January 1 of the year following the year in which Cessation of Service occurs.

     7. STOCK RESERVED FOR THE PLAN. The aggregate number of shares of Common Stock authorized for issuance under the Plan is twenty-five thousand (25,000), subject to adjustment pursuant to Section 9 of the Plan. Shares of Common Stock delivered hereunder shall be authorized but unissued shares.

     8. FRACTIONAL SHARES. For purposes of determining the number of Stock Units to be credited to a Participant's Account initially under Section 3 of the Plan and as distributions under Section 5 of the Plan, fractional Stock Units shall be eliminated by rounding down to the nearest whole Stock Unit. For purposes of crediting dividends under Section 4 of the Plan and determining the number of Stock Units in a Participant's Account as a result of the crediting of such dividends, fractional Stock Units shall be maintained.

     9. EFFECT OF CHANGES TO COMMON STOCK.

     (a) Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares of Common Stock available under the Plan and other relevant provisions shall be correspondingly adjusted by the Company; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 10% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 10% of the Common Stock issued and outstanding at the beginning of such year.

     (b) If an adjustment is made to Common Stock under Section 9(a) of the Plan, Stock Units shall be automatically adjusted to the same extent as if the Stock Unit were a share of Common Stock. If the adjustment would produce fractional Stock Units, the fractional Stock Units shall be eliminated by rounding down to the nearest whole Stock Unit.

     (c) If the Company is a party to (i) a consolidation or a merger in which the Company is not the surviving corporation, (ii) a transaction that results in the acquisition of substantially all of the Company's outstanding stock by any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act, or entity, or (iii) a sale or transfer of substantially all of the Company's assets (each, a 'Change in Control'), the Board, in its discretion, may declare that all Stock Units credited hereunder shall pertain to and apply, with appropriate adjustment as determined by the Board, to that number of hypothetical securities of the resulting corporation to which a holder of the same number of shares of Common Stock would be entitled; provided, however, that in the absence of any such determination, the right of a Participant to receive shares of Common Stock pursuant to Section 5 of the Plan shall terminate and the Company shall pay such Participant as soon as administratively possible after the Change in Control, the balance in his Account in the form of cash, the amount of such payment to be determined by reference to the Fair Market Value of the Common Stock represented by the Stock Units in the Participant's Account on the date of the Change in Control.

     10. INTERPRETATION AND ADMINISTRATION OF THE PLAN. To the extent possible, the Plan shall be self-administering. To the extent the Plan cannot be self-administering, the Plan shall be administered, construed and interpreted by the Board, to the extent permitted by Rule 16b-3. Any decision of the Board with respect to the Plan shall be final, conclusive and binding upon all Participants. The Board may consult with counsel who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel. The Corporate Secretary of the Company is authorized to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan, including maintaining records of the Accounts of Participants and arranging for distributions of Accounts.

     11. TERM OF THE PLAN. The Plan shall become effective on the Effective Date; provided, however, such effectiveness shall be subject to the approval of the Plan by the stockholders of the Company within twelve months of adoption by the Board. The Plan shall terminate on the date when all Stock Units hereunder have been distributed; provided, however, that the Board may resolve to terminate the Plan at any time prior to that date. Termination of the Plan by the Board shall not alter or impair any of the rights of a Participant to his Account unless the Participant consents in writing.

     12. AMENDMENTS. The Board may from time to time make such changes in and additions to the Plan as it deems appropriate. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, any change or addition to the Plan shall not, without the written consent of a Participant who is adversely affected thereby, alter any rights or benefits of the Participant pursuant to the Plan.

     13. RIGHTS UNDER THE PLAN.

     (a) The Plan is an unfunded deferred compensation arrangement. Participation in the Plan and the right to receive payments hereunder shall not give a Participant any proprietary interest in the Company or any subsidiary of the Company, or in any of their assets. A Participant shall, for all purposes under the Plan, be a general creditor of the Company.

     (b) During the lifetime of a Participant, the interests of the Participant under the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of the Participant's creditors. In the event of a Participant's death, the Participant's rights and interests under the Plan shall be paid, as provided in Section 6, to the Participant's beneficiary who has been designated in accordance with Section 14 of the Plan.

     14. BENEFICIARY. A Participant may designate in writing on a form provided by and delivered to the Company, one or more beneficiaries to receive any distribution under the Plan after the death of the Participant. If a Participant fails to designate a beneficiary, or no designated beneficiary survives the Participant, any distribution to be made with respect to the Participant's Account after his death shall be made to the personal representative of the Participant's estate. When a provision of this Plan refers to the distribution of an Account to a Participant, the term 'Participant' shall include the Participant's beneficiary designed pursuant to this Section 14.

     15. NOTICE. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address, to the attention of its Corporate Secretary, and (b) if to any Participant, at his last address known to the sender at the time the notice or other communication is sent.

     16. INTERPRETATION AND CONSTRUCTION. This Plan is intended to comply with the provisions of Rule 16b-3 and shall be construed in a manner consistent therewith. The terms of this Plan are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect. To the extent not inconsistent with the requirements of Rule 16b-3, the Plan shall be construed and enforced according to the laws of the State of New Jersey. Headings and captions are for convenience of reference only and have no substantive meaning.

                                                                       EXHIBIT B

                             UNION CAMP CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Union Camp Corporation Directors' Stock Option Plan (the 'Plan') is to encourage non-employee directors of Union Camp Corporation (the 'Company') to acquire a proprietary interest in the future of the Company through the ownership of the $1.00 par value common stock of the Company ('Common Stock'). It is also expected that the Plan will encourage qualified persons to serve as directors of the Company.

2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors of the Company (the 'Board'). In administering the Plan, the Board may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Board shall be final and conclusive on all directors participating or eligible to participate in the Plan.

3. SHARES OF STOCK SUBJECT TO THE PLAN

     The total number of shares that may be issued pursuant to options granted under the Plan is three hundred fifty thousand (350,000) shares of Common Stock, subject to adjustment as provided in Paragraph 7. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

4. ELIGIBILITY

     Directors who are not employees of the Company or any of its subsidiaries are eligible to be granted options under the Plan. The directors who shall receive options under the Plan shall be selected from time to time by the Board and the Board shall determine the number of shares to be covered by the option granted to each such director.

5. DURATION OF THE PLAN

     The Plan shall become effective as of January 1, 1998, subject to its approval by the stockholders of the Company. The Plan shall terminate upon the earliest of the following to occur: (a) the adoption of a resolution by the Board terminating the Plan, provided, however, options then outstanding shall extend beyond such termination date; or (b) the date all shares of Common Stock subject to options are purchased or all unexercised options have expired.

6. TERMS AND CONDITIONS OF STOCK OPTIONS

     All options granted under this Plan shall be evidenced by an agreement between the Company and the optionee and shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and such other terms and conditions not inconsistent therewith as the Board shall determine.

     (a) The option price per share shall be determined by the Board, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The fair market value shall be the mean of the high and low sales prices for the Common Stock as reported on the Composite Tape for New York Stock Exchange issues for the day on which the option is granted. If there is no sale of the shares on such Exchange on the date the option is granted, the mean of the bid and asked prices on such Exchange at the close of the market on such date shall be deemed to be the fair market value of the Common Stock. In the event that the method for determining the fair market value of the Common Stock provided for in this Paragraph 6 (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Board shall, in its discretion, select and apply at the time of grant of the option concerned.

     (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Board and stated in the option grant agreement.

     (c) Options shall be immediately exercisable.

     (d) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock already owned by the optionee (the value of such Common Stock shall be its fair market value on the date of exercise as determined under Paragraph 6 (a)), or (iii) by a combination of cash and shares of Common Stock. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his option until he has given written notice of exercise of his option and paid in full for such shares.

     (e) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the stockbroker named therein in exchange for payment of the option price by such stockbroker to the Company.

     (f) Upon an optionee's death, his option may thereafter be immediately exercised by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the option.

     (g) Except as otherwise provided in this Paragraph 6(g), the option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him. The Board may, in its discretion, authorize any option to be on terms which permit transfer of all or a portion of such option to members of the optionee's immediate family or a trust or partnership, or similar vehicle, established solely for the benefit of, or the partners or members of which are solely, such family members, provided that the option grant agreement expressly permits such transferability and any transfer of such option shall be in accordance with any other terms, conditions, rules and limitations prescribed by the Board and/or set forth in the applicable option grant agreement. Following the valid transfer of any such option, the transferred option shall continue to be subject to the same terms and conditions as were applicable to such option immediately prior to such transfer, provided that the transferee of such option shall be treated under the Plan and the applicable agreement as the optionee.

7. CHANGES IN CAPITAL/CHANGE IN CONTROL

     Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation) combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which options may be granted, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Board, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 10% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 10% of the Common Stock issued and outstanding at the beginning of such year.

8. USE OF PROCEEDS

     Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

9. AMENDMENTS

     The Board may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without his consent, or which, without the approval of the shareholders, would:

          (a) Except as is provided in Paragraph 7 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

          (b) Decrease the option price to less than 100% of the fair market value of a share of Common Stock on the date of the granting of the option.

     The Board may amend the terms of any option heretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

10. GOVERNING LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                  APPENDIX 1
                                  PROXY CARD

   [   ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.
(1) Election   FOR all nominees   WITHHOLD AUTHORITY to vote      *EXCEPTIONS
of Directors   listed below       for all nominees listed below

Nominees: J. H. Ballengee, A. D. McLaughin, G. J. Sella, Jr. and T. D. Simmons (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions_____________________________________________________________________

                                       FOR   AGAINST   ABSTAIN           The Board of Directors recommends a vote
                                                                         ----------------------------------------
                                                                                  "AGAINST" Item 5.
                                                                                  -----------------
(2) Ratification of appointment of
    independent accountants.           [ ]     [ ]       [ ]

                                                                                                             FOR   AGAINST  ABSTAIN
(3) The approval of the Deferred                                       (5) Stockholder proposal to endorse
    Stock Unit Plan for Outside        [ ]     [ ]       [ ]               the CERES Principles.             [ ]     [ ]     [ ]
    Directors.

(4) The approval of the Outside
    Directors' Stock Option Plan.      [ ]     [ ]       [ ]


                                                                          Please mark this box            Change of Address
                                                                          if you plan to attend   [ ]     and/or Comments     [ ]
                                                                          the annual meeting              Mark Here


                                                                          Please sign exactly as your names appear. If Executor,
                                                                          Trustee, etc., give full title. If stock is
                                                                          registered in two names, both should sign.

                                                                          Dated:............................................, 1998

                                                                          --------------------------------------------------------
                                                          Votes MUST be                        Signature(s)
                                                          indicated (x)
Please Sign, Date and Return the Proxy Card               in Black or  [X]--------------------------------------------------------
Promptly Using the Enclosed Envelope.                     Blue ink.                            Signature(s)





[LOGO]                       UNION CAMP CORPORATION
  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

The undersigned hereby appoints W. CRAIG McCLELLAND, JERRY H. BALLENGEE and
DIRK R. SOUTENDIJK, and each of them, proxies, with power of substitution and revocation, to vote all Common Stock of UNION CAMP CORPORATION standing in the name of the undersigned at the annual meeting of stockholders of said corporation at the Union Camp Corporation Headquarters, 1600 Valley Road, Wayne,
New Jersey, on Tuesday, April 28, 1998 at 11:00 A.M., and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all set forth in the Proxy Statement dated March 16, 1998.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE
SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR ITEMS 1,
2, 3 AND 4, AND, IF PROPERLY PRESENTED AT THE MEETING, AGAINST ITEM 5, ALL AS
REFERRED TO ON THE REVERSE SIDE.

(Continued, and to be SIGNED on the reverse side.)

                                          UNION CAMP CORPORATION
                                          P.O. BOX 11188
                                          NEW YORK, N.Y. 10203-0188





[LOGO]

                                   APPENDIX 2
                         LETTER TO PLAN PARTICIPANTS

1600 Valley Road Wayne, NJ  07470     Telephone 973-628-2000   Fax 973-628-2722

March 16, 1998

TO:   PARTICIPANTS HAVING COMPANY STOCK ALLOCATED TO THEIR
      ACCOUNTS UNDER THE FOLLOWING PLANS:

      The Union Camp Corporation Salaried Employees' Savings and Investment Plan

      The Union Camp Corporation Employees' Investment Plan

      The Union Camp Corporation Employees' Savings and Investment Plan

      The Union Camp Corporation Franklin Employee Investment Plan

      The Union Camp Corporation Prattville Employee Investment Plan

      The Union Camp Corporation Savannah Employee Investment Plan and

      The Puerto Rico Container Company Employees' Savings Plan

      Bush Boake Allen Inc. Employees' Savings and Investment Plan

Enclosed is a copy of Union Camp Corporation's 1997 Annual Report and a copy of the Notice of the 1998 Annual Meeting and Proxy Statement, together with a Confidential Voting Instructions form.

You are entitled to direct T. Rowe Price Trust Company, as Trustee of each of the plans referred to above, how to vote the shares of Union Camp Common Stock allocated to your plan account. Please date, mark as appropriate and sign the enclosed Confidential Voting Instructions form and return it in the enclosed envelope to T. Rowe Price Trust Company, c/o Proxy Tabulator, P.O. Box 9122,
Hingham, MA 02043-9717. T. Rowe Price Trust Company will vote the shares in your account as you direct. If you do not return the enclosed Confidential Voting
Instructions form, your shares will be voted in the same proportions as shares are actually voted in the plan in which you are a participant.

Your vote is important. Please complete and return the voting instructions form to T. Rowe Price Trust Company, c/o Proxy Tabulator, P.O. Box 9122, Hingham, MA
02043-9717 as soon as possible.

Very truly yours,

DIRK R. SOUTENDIJK


Dirk R. Soutendijk
Secretary


